EX-28(h)(7)(f)

Amendment to Fund Participation Agreement

This Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, Lincoln Investment Advisors Corporation, Lincoln Financial Distributors, Inc., Great-West Life & Annuity Insurance Company and Great-West Life & Annuity Insurance Company of New York (formerly, “First-Great West Life & Annuity Insurance Company”), is effective as of March 15, 2021 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of June 5, 2007; and

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibits A and B shall be deleted in their entirety and replaced with Exhibits A and B attached hereto.

2.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance	Lincoln Investment Advisors
Products Trust	Corporation

By: /s/ Jayson R. Bronchetti	By: /s/ Jayson R. Bronchetti
Name: Jayson R. Bronchetti	Name: Jayson R. Bronchetti
Title: President	Title: President
Date: April 27, 2021	Date: April 27, 2021

Lincoln Financial Distributors, Inc.

By: /s/ John C. Kennedy
Name: John C. Kennedy
Title: CEO and President
Date: April 27, 2021

Great West Life & Annuity	Great-West Life & Annuity
Insurance Company of New York	Insurance Company

By: /s/ Joseph Smolen	By: /s/ Joseph Smolen
Name: Joseph Smolen	Name: Joseph Smolen
Title: SVP Core Market	Title: SVP Core Market

Date: April 26, 2021	Date: April 26, 2021

Exhibit A

Funds

Dated as of March 15, 2021

The currently available Funds of the Trust are:

LVIP Baron Growth Opportunities Fund
LVIP Delaware Diversified Income Fund
LVIP Delaware High Yield Fund
LVIP Delaware Limited-Term Diversified Income Fund
LVIP Delaware REIT Fund
LVIP Delaware SMID Cap Core Fund
LVIP Delaware U.S. Growth Fund
LVIP Delaware Value Fund

Exhibit B

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts are subject to this Agreement:

Variable Annuity-1 Separate Account of GWLA

Variable Annuity-1 Separate Account of GWLANY

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following contracts are subject to this Agreement:

J444

J444NY

J434

J434NY

J464NY